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                                                                    EXHIBIT 23.2


                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to inclusion of and references to our report, or information contained therein, dated February 8, 2000, prepared for Contour Energy Co. in the Registration Statement on Form S-4 of Contour Energy Co. for the filing dated May 18, 2000.

                                         H.J. GRUY AND ASSOCIATES, INC.

                                         by: /s/ MARILYN WILSON
                                         -------------------------------------
                                         Marilyn Wilson, PE
                                         President and Chief Operating Officer

May 17, 2000
Houston, Texas